Deputy Secretary of State A True Copy When Attested By Signature Deputy Secretary of State Filing Fee $80.00 DOMESTIC BUSINESS CORPORATION STATE OF MAINE RESTATED ARTICLES OF INCORPORATION Camden National Corporation (Name of Corporation) Pursuant to 13-C MRSA §1007, the undersigned corporation executes and delivers the following Restated Articles of Incorporation: FIRST: All restated statements required to be set forth in Articles of Incorporation (*MBCA-6-1) are attached as Exhibit A . SECOND: ("X" one box only.) The restated articles of incorporation consolidate all amendments into a single document OR If a new amendment is included in the restated articles of incorporation the following must be completed: The text of the new amendment was adopted on (date) May 23, 2023 and was duly approved as follows: ("X" one box only.) by the incorporators – shareholder approval was not required OR by the board of directors – shareholder approval was not required OR by the shareholders in the manner required by this Act and by the articles of incorporation. THIRD: If the text of the new amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit or as follows: FOURTH: The effective date of the restated articles of incorporation (if other than the date of filing of the restated articles of incorporation) is . Dated May 23, 2023 **By /s/ Brandon Boey (signature) Brandon Boey, General Counsel and Clerk of the Corporation *Form MBCA-6-1 MUST accompany this filing. (type or print name and capacity) **These articles MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5) Please remit your payment made payable to the Maine Secretary of State. Submit completed form to: Secretary of State, Division of Corporations, UCC and Commissions 101 State House Station, Augusta, ME 04333-0101 Telephone Inquiries: (207) 624-7752 Email Inquiries: CEC.Corporations@Maine.gov Form No. MBCA-6A Rev. 7/1/2008 ✔ ✔

Form No. MBCA-6-1 (1 of 2) EXHIBIT A Articles of Incorporation pursuant to 13-C MRSA §202 to accompany the following: (Check one box only) Articles of Domestication (13-C MRSA §923) Articles of Domestication and Conversion (13-C MRSA §942) Articles of Entity Conversion (13-C MRSA §955.2 or 13-C MRSA §955.3) Articles/Certificate of Merger or Share Exchange (13-C MRSA §§1106 and 1107) Articles of Conversion of Partnership (31 MRSA §1093) Restated Articles of Incorporation (13-C MRSA §1007) (Check only if applicable) This is a professional corporation* formed pursuant to 13 MRSA Chapter 22-A to provide the following professional services: (Check only if applicable) (type of professional services) This is a benefit corporation formed pursuant to 13-C MRSA §1803. This election has been adopted by at least the minimum status vote as defined in 13-C MRSA§1802.7. FIRST: The name of the corporation is Camden National Corporation . SECOND: The Clerk is a: (select either a Commercial or Noncommercial Clerk) – Person must be a Maine resident Commercial Clerk CRA Public Number: (name of commercial clerk) Noncommercial Clerk Brandon Boey (name of noncommercial clerk) 2 Elm Street, Camden, Maine 04843 (physical location, not P.O. Box – street, city, state and zip code) P.O. Box 310, Camden, Maine 04843 (mailing address if different from above) THIRD: Pursuant to 5 MRSA §108.3, the new commercial clerk listed above has consented to serve as the clerk for this corporation. ✔ ✔

Form No. MBCA-6-1 (2 of 2) Rev. 9/19/2019 ✔ FOURTH: (Check one box only) There shall be only one class of shares. The number of authorized shares is 40,000,000 . (Optional) Name of class: Common There shall be two or more classes or series of shares. The information required by 13-C MRSA §601 concerning each such class and series is set forth in Exhibit attached hereto and made a part hereof. FIFTH: (Check one box only) The corporation will have a board of directors. There will be no directors; the business of the Corporation will be managed by shareholders (13-C MRSA §743) SIXTH: (For corporations with directors, each of the following provisions is optional – "X" only if applicable) The number of directors is limited as follows: not fewer than 7 nor more than 16 directors. (13-C MRSA §803) To the fullest extent permitted by 13-C MRSA §202.2.D., a director shall have no liability to the Corporation or its shareholders for money damages for an action taken or a failure to take an action as a director. Except as otherwise specified by contract or in its bylaws, the Corporation shall in all cases provide indemnification (including advances of expenses) to its directors and officers to the fullest extent permitted by law. (13-C MRSA §§202, 857 and 859) SEVENTH: (Check only if applicable) The Corporation elects to have preemptive rights as defined in 13-C MRSA §641. EIGHTH: (Check only if applicable) Additional provisions of these Articles of Incorporation are set forth in Exhibit A-1 attached hereto and made a part hereof. (13-C MRSA §202) *The professional corporation name must contain one of the following: “chartered,” “professional corporation,” “professional association” or “service corporation” or the abbreviation “P.C.,” “P.A.” or “S.C.”. Examples of professional service corporations are accountants, attorneys, chiropractors, dentists, registered nurses and veterinarians. (This is not an inclusive list – see 13 MRSA §723.7.) The execution of this certificate constitutes an oath or affirmation, under the penalties of false swearing under 17-A MRSA §453. Please remit your payment made payable to the Maine Secretary of State. Submit completed form to: Secretary of State Division of Corporations, UCC and Commissions 101 State House Station Augusta, ME 04333-0101 Telephone Inquiries: (207) 624-7752 Email Inquiries: CEC.Corporations@Maine.gov ✔ ✔ ✔

-1- EXHIBIT A-1 1. The Corporation is located in Maine, at 2 Elm Street, Camden, Maine 04843. 2. Meetings of the Shareholders may be held outside the State of Maine. 3. Subject to the remainder of this paragraph 3, the Directors of the Corporation shall be divided into three classes designated as Class A, Class B and Class C, and one-third of the Directors, or as near as one-third as possible, shall be assigned to each class, with (1) the Class C Directors, having been elected at the annual meeting of Shareholders in 2020, having a term expiring at the annual meeting of Shareholders to be held in 2023; (2) the Class A Directors, having been elected at the annual meeting of Shareholders in 2021, having a term expiring at the annual meeting of Shareholders to be held in 2024; and (3) the Class B Directors, having been elected at the annual meeting of Shareholders in 2022, having a term expiring at the annual meeting of Shareholders to be held in 2025. Commencing with the annual meeting of Shareholders to be held in 2023, Directors standing for election shall be elected at each annual meeting of Shareholders to hold office for a term expiring at the next annual meeting of Shareholders; provided that any Director elected prior to the annual meeting of Shareholders to be held in 2023 shall continue to hold office until the end of the term for which such Director was elected, and nothing in this paragraph 3 shall shorten the term of any such Director. The Directors of the Corporation shall cease to be divided into classes at the annual meeting of Shareholders to be held in 2025, from and after which all Directors will stand for election annually. 3.1 Shareholders may remove one or more Directors of the Corporation with or without cause, provided that a Director may be removed by the Shareholders only by the affirmative vote of at least a majority of the shares entitled to vote on the removal at a special meeting at which a quorum is present that is called in the manner required by the By-laws of the Corporation and for the specific purpose of removing such Director. 4. When any vacancy occurs in the Board of Directors, including those created by an increase in the number of Directors, the remaining members of the Board may appoint a Director to fill such vacancy at any regular or special meeting of the Board. 5. Cumulative voting shall not be employed in voting for Directors or for any other purpose. 6. In an uncontested election of directors of the corporation, the directors shall be elected by a majority vote of the stockholders of the corporation in the manner provided for in the By-laws of the corporation. 7. Bylaws may be amended, altered, or appealed at any regular meeting of the Board of Directors or Shareholders by a majority vote of the Shareholders after notice of such intended action as required by law. 8. The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for the equity securities of the corporation or any subsidiary, (b) merge or consolidate the corporation or any subsidiary with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, or any subsidiary, shall, in connection with the exercise of its judgement in determining what is in the

-2- best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including by way of illustration, but not of limitation, any of the following: 8.1 Whether the offer is acceptable based on historical operating results, the financial condition of the corporation and its subsidiaries, and its future prospects; 8.2 Whether a more favorable offer could be obtained for the securities or assets of the corporation or its subsidiary in the foreseeable future; 8.3 The social, economic or other material impact which an acquisition of the equity securities of the corporation or substantially all of its assets would have upon the employees and customers of the corporation and its subsidiaries and the communities which they serve; 8.4 The reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the corporation and its subsidiaries and the future value of the corporation stock; 8.5 The value of the securities, if any, which the offeror is offering in exchanges for the corporation's or its subsidiaries' securities or assets based on an analysis of the worth of the corporation or of its subsidiaries as compared to the offeror corporation or other entity whose securities are being offered; and 8.6 Any anti-trust or other legal or regulatory issues that are raised by the offer. 9. If the Board of Directors determines that an offer of the type identified in paragraph 8 should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to any of the following: 9.1 Advising shareholders not to accept the offer. 9.2 Litigation against the offeror. 9.3 Filing complaints with any governmental and regulatory authorities. 9.4 Acquiring the corporation's securities. 9.5 Selling or otherwise issuing authorized but unissued securities of treasury stock or granting options with respect thereto. 9.6 Acquiring a company to create an anti-trust or other regulatory problem for the offeror. 9.7 Obtaining a more favorable offer from anther individual or entity. 10. The provisions of paragraph 8 and 9 and this paragraph 10 may be amended only by the affirmative vote of two-thirds of the outstanding shares of common stock of the corporation and by the affirmative vote of two-thirds of the outstanding shares of preferred stock of the corporation, if any.